Exhibit 99.1

TransMedics Reports Fourth Quarter and Full Year 2020 Financial Results

Andover, Mass. – March 2, 2021 – TransMedics Group, Inc. (“TransMedics”) (Nasdaq: TMDX), a medical technology company that is transforming organ transplant therapy for patients with end-stage lung, heart and liver failure, today reported financial results for the quarter and year ended December 31, 2020.

Recent Highlights

•	Net revenue of $7.6 million in the fourth quarter of 2020, representing 26% growth compared to the fourth quarter of 2019
•	Expanded the National OCS Program to include 5 new U.S. regions
•	Initiated the OCS Heart DCD CAP program in 25 U.S. heart transplant centers
•	Completed enrollment of the OCS Liver PROTECT CAP first tranche of 74 patients
•	Appointed Merilee Raines to Board of Directors
•	Announced scheduling of OCS Heart FDA Advisory Panel Committee Meeting on April 6, 2021

“Fourth quarter sales exceeded expectations and were driven primarily by the recovery of U.S. OCS Lung procedure volumes as well as progress with the OCS DCD Heart and the OCS Liver CAP clinical programs,” said Waleed Hassanein, MD, President and Chief Executive Officer. “We are now focused on leveraging the progress made with our National OCS Program in 2020 and advancing our FDA initiatives in the upcoming months to accelerate our growth through 2021 and beyond.”

Fourth Quarter 2020 Financial Results

Net revenue for the fourth quarter of 2020 was $7.6 million, a 26% increase compared to $6.1 million in the fourth quarter of 2019. The increase in revenue was predominantly a result of the recovery of U.S. sales led by the OCS Lung activities.

Gross margin for the fourth quarter of 2020 was 63% as compared to 62% in the fourth quarter of 2019.

Operating expenses for the fourth quarter of 2020 were $10.7 million compared to $12.4 million in the fourth quarter of 2019. The decrease in operating expenses was due primarily to an overall reduction in spending associated with the COVID pandemic.

Net loss for the fourth quarter of 2020 was $6.3 million compared to $9.2 million in the fourth quarter of 2019.

Exhibit 99.1

Full Year 2020 Financial Results

Net revenue for the full year of 2020 was $25.6 million, a 9% increase compared to $23.6 million in the full year of 2019. The increase in revenue was predominantly a result of 18% overall growth in U.S. sales led by the OCS DCD Heart program.

Gross margin for the full year of 2020 was 65% as compared to 59% in the full year of 2019.

Operating expenses for the full year of 2020 were $43.0 million compared to $43.5 million in the full year of 2019. Operating expenses were essentially flat year over year due primarily to the impact of the COVID pandemic.

Net loss for the full year of 2020 was $28.7 million compared to $33.5 million in the full year of 2019.

Cash, cash equivalents and marketable securities were $125.6 million as of December 31, 2020.

Webcast and Conference Call Details

The TransMedics management team will host a conference call beginning at 4:30 p.m. ET / 1:30 p.m. PT on Tuesday, March 2, 2021. Investors interested in listening to the conference call may do so by dialing (833) 378-1026 for domestic callers or (236) 712-2500 for international callers, followed by Conference ID: 3751905. A live and archived webcast of the event will be available on the “Investors” section of the TransMedics website at www.transmedics.com.

About TransMedics Group, Inc.

TransMedics is the world’s leader in portable extracorporeal warm perfusion and assessment of donor organs for transplantation. Headquartered in Andover, Massachusetts, the company was founded to address the unmet need for more and better organs for transplantation and has developed technologies to preserve organ quality, assess organ viability prior to transplant, and potentially increase the utilization of donor organs for the treatment of end-stage heart, lung and liver failure.

Forward-Looking Statements

This press release contains forward-looking statements with respect to, among other things, our operations and financial performance and expected timing of regulatory approvals for our OCS products. These forward-looking statements are subject to a number of risks, uncertainties and assumptions. Moreover, we operate in a very competitive and rapidly changing environment and new risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in or implied by any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Some of the key factors that could cause actual results to differ include: that we continue to incur losses; our

Exhibit 99.1

need to raise additional funding; our existing and any future indebtedness, including our ability to comply with affirmative and negative covenants under our credit agreement to which we will remain subject to until maturity, and our ability to obtain additional financing on favorable terms or at all; the fluctuation of our financial results from quarter to quarter; our ability to use net operating losses and research and development credit carryforwards; our dependence on the success of the OCS; the rate and degree of market acceptance of the OCS; our ability to educate patients, surgeons, transplant centers and private payors of benefits offered by the OCS; the impact of the outbreak of the novel strain of coronavirus and associated containment and remediation efforts; our ability to improve the OCS platform; our dependence on a limited number of customers for a significant portion of our net revenue; the timing of and our ability to obtain and maintain regulatory approvals or clearances for our OCS products; our ability to adequately respond to FDA follow-up inquiries in a timely manner; the performance of our third-party suppliers and manufacturers; the timing or results of clinical trials for the OCS; our manufacturing, sales, marketing and clinical support capabilities and strategy; attacks against our information technology infrastructure; the economic, political and other risks associated with our foreign operations; our ability to attract and retain key personnel; our ability to protect, defend, maintain and enforce our intellectual property rights relating to the OCS and avoid allegations that our products infringe, misappropriate or otherwise violate the intellectual property rights of third parties; our ability to obtain and maintain regulatory approvals or clearance for our OCS products; the pricing of the OCS, as well as the reimbursement coverage for the OCS in the United States and internationally; and the risks identified under the heading “Risk Factors” and elsewhere in our annual report on Form 10-K for the year ended December 28, 2019, our quarterly reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020, and September 30, 2020, and in any subsequent filings with the Securities and Exchange Commission ("SEC"). Additional information will be made available by our annual and quarterly reports and other filings that we make from time to time with the SEC. These forward-looking statements (except as otherwise noted) speak only as of the date of this press release. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by applicable law.

Investor Contact:

Brian Johnston

631-807-1986

Investors@transmedics.com

Exhibit 99.1

TransMedics Group, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(unaudited)

	Fiscal Three Months Ended		Fiscal Year Ended
	December 31, 2020	December 28, 2019	December 31, 2020	December 28, 2019
Net revenue	$7,627	$6,057	$25,639	$23,604
Cost of revenue	2,799	2,316	9,004	9,741
Gross profit	4,828	3,741	16,635	13,863

Gross Margin	63%	62%	65%	59%

Operating expenses:
Research, development and clinical trials	4,548	6,262	18,831	19,870
Selling, general and administrative	6,176	6,173	24,188	23,596
Total operating expenses	10,724	12,435	43,019	43,466
Loss from operations	(5,896)	(8,694)	(26,384)	(29,603)
Other income (expense):
Interest expense	(971)	(1,063)	(3,985)	(4,353)
Change in fair value of preferred stock warrant liability	—	—	—	(341)
Other income	566	590	1,653	790
Total other expense, net	(405)	(473)	(2,332)	(3,904)
Loss before income taxes	(6,301)	(9,167)	(28,716)	(33,507)
Provision for income taxes	(10)	(10)	(32)	(40)
Net loss	$(6,311)	$(9,177)	$(28,748)	$(33,547)
Net loss per share attributable to common stockholders, basic and diluted	$(0.23)	$(0.43)	$(1.16)	$(2.36)
Weighted average common shares outstanding, basic and diluted	27,163,390	21,170,330	24,702,764	14,204,787

* Reconciliation of Gross to Net revenue for certain payments made to customers (in thousands)

	Fiscal Three Months Ended		Fiscal Year Ended
	December 31, 2020	December 28, 2019	December 31, 2020	December 28, 2019
Gross revenue from sales to customers	$8,217	$6,463	$28,356	$25,844
Less: clinical trial payments reducing revenue	590	406	2,717	2,240
Total net revenue	$7,627	$6,057	$25,639	$23,604

Exhibit 99.1

TransMedics Group, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	December 31,	December 28,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$24,581	$20,092
Marketable securities	101,061	60,596
Accounts receivable	6,864	6,559
Inventory	11,934	11,216
Prepaid expenses and other current assets	2,326	1,538
Total current assets	146,766	100,001
Property and equipment, net	4,754	4,792
Restricted cash and other long-term assets	506	506
Total assets	$152,026	$105,299
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,206	$7,247
Accrued expenses and other current liabilities	10,317	8,332
Deferred revenue	263	166
Current portion of deferred rent	93	370
Total current liabilities	11,879	16,115
Long-term debt, net of discount	34,657	34,146
Deferred rent, net of current portion	1,599	389
Total liabilities	48,135	50,650
Total stockholders' equity	103,891	54,649
Total liabilities and equity	$152,026	$105,299